EXHIBIT 32.2

Section 1350 Certification

(Chief Financial Officer)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Calpian, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2013, as filed with the Securities and Exchange Commission on August 14, 2013, (the “Report”), I, David N. Pilotte, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David N. Pilotte

David N. Pilotte

Chief Financial Officer

August 14, 2013